SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form 8-A

             REGISTRATION OF SECURITIES OF CERTAIN SUCCESSOR ISSUERS
                  FILED PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         MIDAMERICAN ENERGY FINANCING I
       (Exact name of registrant as specified in its Certificate of Trust)

     DELAWARE                                               Applied For
(State of incorporation                                     (I.R.S. Employer
or Organization                                             Identification No.)

c/o  MidAmerican Energy Company
     666 Grand Avenue, P. O. Box 657
     Des Moines, Iowa                                       50303-0657
(Address of principal executive offices)                    (Zip Code)


                           MIDAMERICAN ENERGY COMPANY
                  (Exact name of registrant as specified in its
                 Restated Articles of Incorporation, as amended)


     IOWA                                                   42-1425214
(State of Incorporation                                     (I.R.S. Employer
or Organization)                                            Identification No.)

     666 Grand Avenue, P. O. Box 657
     Des Moines, Iowa                                       50303-0657
(Address of principal executive offices)                    (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to
become  effective   simultaneously   with  the  effectiveness  of  a  concurrent
registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class to be registered
     ---------------------                    ----------------------------------

MidAmerican Energy Financing I ---%           The New York Stock Exchange, Inc.
Preferred Securities (and the Guarantee
with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


DESCRIPTION OF SECURITIES

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

The securities to be registered hereby are ---% Preferred Securities (the 'Preferred Securities'), of MidAmerican Energy Financing I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of MidAmerican Energy Financing I and are guaranteed by MidAmerican Energy Company ('MidAmerican Energy'), an Iowa corporation, to the extent set forth in the form of the Guarantee Agreement by MidAmerican Energy to The First National Bank of Chicago, as Guarantee Trustee (the 'Guarantee'). The Guarantee is included as Exhibit 4(i) to the Registration Statement on Form S-3 (the 'Registration Statement') of MidAmerican Energy Financing I and MidAmerican Energy (Registration Nos. 333-15387 and 333-15387-01) filed with the Securities and Exchange Commission on November 1, 1996. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.


EXHIBITS SCHEDULES

ITEM 2.  EXHIBITS

The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of MidAmerican Energy Financing I are registered. Accordingly, the following Exhibits required in accordance with
Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.

EXHIBIT
NUMBER

1(a) The Prospectus Supplement and the Prospectus pertaining to the offer and sale of the Preferred Securities

4(c) Trust Agreement for MidAmerican Energy Financing I

4(e) Form of Amended and Restated Trust Agreement for MidAmerican Energy Financing I

4(f) Form of Indenture between MidAmerican Energy Company and The First National Bank of Chicago, as Trustee

4(g) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Subordinated Debentures and Preferred Securities

4(h) Form of Subordinated Debenture (contained in the Form of Supplemental Indenture)

4(i) Form of Guarantee Agreement with respect to the Preferred Securities

4(j) Form of Agreement as to Expenses and Liabilities (included in Exhibit 4(e))

4(k) Form of Preferred Securities (included in Exhibit 4(e))

EXHIBIT
NUMBER         DESCRIPTION AND METHOD OF FILING

1(a) Filed as part of the Registration Statement of MidAmerican Energy Company and MidAmerican Energy Financing I (Reg. Nos. 333-15387 and 333-15387-01).

4(c) Filed as Exhibit 4(c) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(e) Filed as Exhibit 4(e) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(f) Filed as Exhibit 4(f) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(g) Filed as Exhibit 4(g) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(h) Filed as Exhibit 4(h) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(i) Filed as Exhibit 4(i) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(j) Filed as Exhibit 4(j) to the Registration Statement of  MidAmerican Energy
Company  and  MidAmerican  Energy    Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).

4(k) Filed as Exhibit 4(k) to the Registration Statement of  MidAmerican  Energy
Company  and  MidAmerican   Energy   Financing  I  (Reg.   Nos.   333-15387  and
333-15387-01).


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

MIDAMERICAN ENERGY FINANCING I

By:  MidAmerican Energy Company as Sponsor
     and Guarantor of Guarantee

By   /s/  J. Sue Rozema

Name:     J. Sue Rozema
Title:    Vice President and Treasurer


MIDAMERICAN ENERGY COMPANY

By   /s/  Paul J. Leighton

Name:     Paul J. Leighton
Title:    Vice President and Corporate Secretary